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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington  D.C.   20549

                             ------------------


                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 1996
                                                   ---------------

                        THE SHERWIN-WILLIAMS COMPANY
-------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


      Ohio                     1-4851                      34-0526850
---------------          ----------------      --------------------------------
(State or other          (Commission File      (IRS Employer Identification No.)
jurisdiction of               Number)
incorporation)


              101 Prospect Avenue, N.W., Cleveland, Ohio 44115
             ---------------------------------------------------
             (Address of principal executive offices) (zip code)


Registrant's telephone number, including area code:  (216) 566-2000
                                                     --------------

                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2:           Acquisition or Disposition of Assets.
                  -------------------------------------

         On November 9, 1995, SWACQ, Inc. (the "Purchaser"), a New York corporation and a wholly-owned subsidiary of The Sherwin-Williams Company ("Sherwin-Williams"), an Ohio corporation, commenced a tender offer (the "Offer") to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares") of Pratt & Lambert United, Inc. (the "Company"), a New York corporation, at $35.00 per Share in cash. The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 4, 1995, by and among the Company, Purchaser and Sherwin-Williams. The Offer expired at 5:00 p.m. New York City time on January 5, 1996 (the "Expiration Date"). There were 10,825,550 Shares, representing approximately 96.3% of the total Shares outstanding as of the Expiration Date, validly tendered and not withdrawn pursuant to the Offer. On January 8, 1996, Purchaser publicly announced that it accepted for payment those Shares validly tendered and not withdrawn. The consummation of the Offer was the first step in the acquisition of the Company pursuant to the Merger Agreement.

         On January 10, 1996, and pursuant to the Merger Agreement, Sherwin-Williams caused Purchaser to merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Because Purchaser owned in excess of 90 percent of the Shares outstanding, the Merger was consummated pursuant to Section 905 of the New York Business Corporation Law without a shareholders' meeting and without the approval of the Company's other shareholders. Upon consummation of the Merger, the Company (as the Surviving Corporation) became a wholly-owned subsidiary of Sherwin-Williams. The Merger was the second and final step in the acquisition of the Company pursuant to the Merger Agreement.

         Under the terms of the Merger, each Share issued and outstanding (other than Shares held by Sherwin-Williams or any of its subsidiaries, by the Company as treasury stock, and other than Shares owned by shareholders who have properly exercised rights of appraisal) was converted into the right to receive the Merger consideration of $35.00 per Share in cash, without interest. Each issued and outstanding Share of Purchaser was converted into one fully paid and non-assessable share of stock of the Surviving Corporation (which constitutes the only issued and outstanding capital stock of the Surviving Corporation).

         Pursuant to the Merger Agreement and as of the effective date of the Merger (a) the certificate of incorporation of Purchaser then in effect became the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation became "Pratt & Lambert United, Inc." and (b) until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Purchaser at such time became the directors of the Surviving Corporation, and the officers of Purchaser at such time became the officers of the Surviving Corporation.

         The total amount of funds required by Purchaser to acquire all outstanding Shares pursuant to the Offer and the Merger, to consummate the transactions contemplated by the

Merger Agreement and to pay related fees and expenses is estimated to be approximately $405 million. In addition, approximately $93.5 million of the Company's bank debt was paid in full upon consummation of the Merger. Sherwin-Williams has provided these funds to Purchaser and the Company through capital contributions and loan arrangements. Sherwin-Williams obtained such funds from cash on hand, a two year term loan with SunTrust Bank, Atlanta, and other available sources of funds.

        Included among the assets acquired by Sherwin-Williams (indirectly through the acquisition of the Shares) are: (1) certain plants, offices and other real property; (2) machinery and equipment; (3) finished goods, raw materials, work in process and other inventory; (4) certain trademarks, patents and other intellectual property; (5) accounts receivable and contract rights; and, (6) other assets. Sherwin-Williams intends to integrate the Company's business with Sherwin-Williams' existing operations with a view to achieving operating efficiencies and cost savings while maintaining and enhancing customer service. A likely means to achieve these cost savings opportunities will be the consolidation of certain of the Company's facilities and certain of Sherwin-Williams' facilities, which will include the closure of certain of the Company's facilities. In addition, Sherwin-Williams' continuing evaluation of the Company's various businesses and product lines may result in the disposition of certain of the Company's businesses and/or product lines which do not strategically fit with Sherwin-Williams' existing products and business plans.

Item 7:           Financial Statements, Pro Forma Financial Information and
                  ----------------------------------------------------------
                  Exhibits
                  --------

         (a)      Financial Statements and Pro Forma Financial Information:

                  The following financial statements and pro forma information are hereby filed as a part of this report:

                  (1) Audited Consolidated Balance Sheets of the Company as of December 31, 1994 and 1993 and audited Statements of Consolidated Income, Statements of Consolidated Shareholders' Equity and Statements of Consolidated Cash Flows for the fiscal years ended December 31, 1994 and 1993 are incorporated herein by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                  (2) Unaudited Consolidated Condensed Balance Sheet of the Company as of September 30, 1995 and Unaudited Consolidated Income Statement and Statement of Consolidated Cash Flows for the nine months ended September 30, 1995 are incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the quarterly period ended
                           September 30, 1995.

                  (3) Unaudited Pro Forma Combined Condensed Balance Sheet which combines the Unaudited Consolidated Condensed Balance Sheet of the Company with the Unaudited Consolidated Balance Sheet of Sherwin-


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
                           Williams as of September 30, 1995, along with a description of the pro forma adjustments.*

                  (4) Unaudited Pro Forma Combined Condensed Statements of Income which combine the consolidated results of the Company with the consolidated results of Sherwin-Williams for the year ended December 31, 1994 and for the nine months ended September 30, 1995, along with a description of the related pro forma adjustments.*

                  * The pro forma financial information appears on pages 5-8.


         (b)      Exhibits

         23 Consent of Deloitte & Touche LLP as independent auditors dated January 19, 1996 (filed herewith).

         99.1 Agreement and Plan of Merger, dated as of November 4, 1995, by and among the Company, Purchaser and Sherwin-Williams, filed as Exhibit (c)(1) to Sherwin-Williams' Tender Offer Statement on Schedule 14D-1/Schedule 13D filed November 9, 1995, as amended, and incorporated herein by reference.

         99.2 Text of Press Release issued by Sherwin-Williams on January 8, 1996 (filed herewith).

         99.3 Text of Press Release issued by Sherwin-Williams on January 10, 1996 (filed herewith).



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




                       PRO FORMA FINANCIAL INFORMATION
                       -------------------------------


THE SHERWIN-WILLIAMS COMPANY AND
PRATT & LAMBERT UNITED, INC.

         The following unaudited pro forma combined condensed balance sheet as of September 30, 1995 combines the historical consolidated balance sheet information of Sherwin-Williams and the Company as if the acquisition were consummated at September 30, 1995. The unaudited pro forma combined condensed statements of income for the year ended December 31, 1994 and for the nine months ended September 30, 1995 combine the historical consolidated income statement information of Sherwin-Williams and the Company as if the acquisition had been consummated on January 1 of each respective period. The transaction is being recorded under the purchase method of accounting after giving effect to the pro forma adjustments and assumptions described in the accompanying notes.

         The pro forma financial statements have been prepared by management of Sherwin-Williams based upon the historical information included herein and other financial information. These pro forma statements do not purport to be indicative of the results which would have occurred had the acquisition been made on January 1 of each respective period or which may be expected to occur in the future. The pro forma statements should be read in conjunction with the financial statements and notes thereto included in the Annual Report on Form 10-K of Sherwin-Williams for the year ended December 31, 1994, and in the Quarterly Report on Form 10-Q of Sherwin-Williams for the quarter ended September 30, 1995, both incorporated herein by reference.



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

                            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

             THE SHERWIN-WILLIAMS COMPANY AND
             PRATT & LAMBERT UNITED, INC.
             Thousands of dollars

                                                                                   September 30, 1995
                                                      ------------------------------------------------------------------------------
                                                                                         Pro Forma Adjustments  (e)
                                                           Sherwin-        Pratt &       --------------------------        Pro Forma
                                                           Williams        Lambert           Dr             Cr              Combined
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
ASSETS
Current assets
  Cash and cash equivalents                           $    211,308    $     2,944    $              $   210,000 (a)    $      4,252
  Short-term investments                                     5,000                                        5,000 (a)               0
  Accounts receivable, less allowance                      417,218         80,613                                           497,831
  Inventories                                              465,513         61,811         11,858 (g)                        539,182
  Other current assets                                     183,885          6,484                         4,150 (g)         186,219
------------------------------------------------------------------------------------------------------------------------------------
         Total current assets                            1,282,924        151,852         11,858        219,150           1,227,484

Deferred pension assets                                    231,671                                                          231,671
Investment in Pratt & Lambert                                                            395,726 (a)    395,938 (d)               0
                                                                                             212 (c)
Other assets, including goodwill and deferred taxes        152,346        109,331        341,858 (d)     93,579 (b)         502,248
                                                                                                          7,708 (g)
Income tax receivable                                                                      5,109 (h)                          5,109

Property, plant and equipment                              964,313        113,152                                         1,077,465
  Less allowances for depreciation and
    amortization                                           521,723         62,620                                           584,343
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                                                           442,590         50,532                                           493,122
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                          $  2,109,531    $   311,715    $   754,763    $   716,375        $  2,459,634
====================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                                    $    262,587    $    42,786    $              $                  $    305,373
  Short-term debt                                                          20,000         20,000 (f)    180,726 (a)         226,618
                                                                                                         45,892 (f)
  Other current liabilities                                355,534         19,033                           212 (c)         374,779
------------------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                         618,121         81,819         20,000        226,830             906,770


Long-term debt                                              22,711         75,892         75,892 (f)     50,000 (f)          72,711
Other long-term liabilities                                289,963          6,345                                           296,308

Shareholders' equity:
  Common stock, at par                                     100,933            135            135 (d)                        100,933
  Other capital                                            168,626         99,193         99,193 (d)      5,109 (h)         173,735

  Retained earnings                                      1,222,065         76,030         93,579 (b)     17,549 (d)       1,222,065
  Cumulative foreign currency translation
    adjustment                                             (20,375)        (1,663)                        1,663 (d)         (20,375)
  Treasury stock, at cost                                 (292,513)       (26,036)                       26,036 (d)        (292,513)
------------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                               1,178,736        147,659        192,907         50,357           1,183,845
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Total liabilities and shareholders' equity            $  2,109,531    $   311,715    $   288,799    $   327,187        $  2,459,634
====================================================================================================================================

(a)   Establish investment, remove cash used upon acquisition and record debt incurred to finance the acquisition.  Acquisition price includes payment of spread on stock options of the Company, which spread represents the difference between the exercise and tender offer per share prices.

(b)   Eliminate goodwill previously recorded by the Company.

(c)   Record direct costs of acquisition.

(d)   Eliminate investment and record initial goodwill based upon purchase price less net book value of assets acquired.

(e)   With the exception of the reversal of the LIFO reserve noted in (g) below, all assets and liabilities are included at the
      Company's historical values.  Sherwin-Williams is in the process of obtaining fair market values for these assets and liabilities to be used as the basis for establishing the opening balance sheet values for the Company's net assets.
      These fair market values will not be available for several months.

(f)   Record refinancing of the Company's debt via issuance of short-term and long-term indebtedness.

(g)   Record reversal of the Company's LIFO reserve and related tax effect using a 35% statutory federal rate.

(h)   Record tax effect, using a 35% statutory federal rate, on the exercise of stock options.

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                      UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

    THE SHERWIN-WILLIAMS COMPANY AND
    PRATT & LAMBERT UNITED, INC.
    Thousands of dollars, except per share data

                                                                            For the year ended December 31, 1994
                                                   ---------------------------------------------------------------------------------
                                                                                         Pro Forma Adjustments (h)
                                                      Sherwin-       Pratt &             ------------------------         Pro Forma
                                                      Williams       Lambert            Dr                Cr              Combined
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                          $  3,100,069   $   328,901      $                 $   131,810 (b)   $  3,560,780

Costs and expenses:
    Cost of goods sold                                1,772,671       231,915          100,325 (b)                        2,104,911
    Selling, general and administrative expenses      1,018,470        84,571            8,354 (c)           802 (a)      1,127,759
                                                                                        17,166 (b)
    Interest expense (income)                            (5,005)        3,367           16,914 (e)         3,496 (d)         19,081
                                                                                         5,722 (f)
                                                                                         1,579 (b)
    Other                                                15,420          (764)                                               14,656
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                                                      2,801,556       319,089          150,060           136,108          3,266,407
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                              298,513         9,812                                               294,373

Income taxes                                            111,942         4,295                              2,240 (g)        113,997
------------------------------------------------------------------------------------------------------------------------------------
Net income                                         $    186,571   $     5,517                                          $    180,376
====================================================================================================================================
Net income per share                               $       2.15                                                        $       2.08
====================================================================================================================================



Average shares & equivalents outstanding
(in thousands)                                           86,862                                                              86,862

(a) Remove goodwill amortization of the Company.

(b) Record pro forma sales and expenses of United Coatings, Inc. from 1/1/94 through 8/4/94 (the date of the merger between the
    Company and United Coatings, Inc.).

(c) Record amortization of excess of purchase price over acquired net assets, based on an estimated life of 40 years.  Such amortization expense is subject to possible adjustment upon completion of appraisal valuation.

(d) Remove interest expense of the Company.

(e) Record additional estimated interest expense resulting from the use of debt to finance the acquisition.

(f) Remove interest income earned on short-term investments.

(g) Record tax effect, using a 35% statutory federal rate, on the net pro forma adjustments.

(h) Sherwin-Williams expects to achieve certain synergies in relation to the business combination.  Such synergies have not been directly identified, and thus are not included in the above pro forma adjustments.



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


                      UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

    THE SHERWIN-WILLIAMS COMPANY AND
    PRATT & LAMBERT UNITED, INC.

    Thousands of dollars, except per share data

                                                                     For the nine months ended September 30, 1995
                                                 -----------------------------------------------------------------------------------
                                                                                        Pro Forma Adjustments (g)
                                                    Sherwin-          Pratt &           ----------------------          Pro Forma
                                                    Williams          Lambert            Dr               Cr            Combined
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                        $  2,532,912      $   373,391      $                $               $  2,906,303

Costs and expenses:
    Cost of goods sold                              1,461,908          275,784                                          1,737,692
    Selling, general and administrative expenses      809,630           72,037           6,265 (b)       1,804 (a)        886,129
    Interest expense (income)                          (5,802)           5,319          12,685 (d)       5,502 (c)         12,448
                                                                                         5,748 (e)
    Other                                               2,274             (600)                                             1,674
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                                                    2,268,010          352,540          24,698           7,306          2,637,943
-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                            264,902           20,851                                            268,360

Income taxes                                           98,014            9,133                           4,526 (f)        102,621
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                       $    166,888      $    11,718                                       $    165,739
===================================================================================================================================
Net income per share                             $       1.95                                                        $       1.93
===================================================================================================================================


Average shares outstanding (in thousands)              85,706                                                              85,706

(a) Remove goodwill amortization related to United Coatings, Inc.

(b) Record amortization of excess of purchase price over acquired net assets, based on an estimated life of 40 years.  Such amortization expense is subject to possible adjustment upon completion of appraisal valuation.

(c) Remove interest expense of the Company.

(d) Record additional estimated interest expense resulting from the use of debt to finance the acquisition.

(e) Remove interest income earned on short-term investments.

(f) Record tax effect, using a 35% statutory federal rate, on the net pro forma adjustments.

(g) Sherwin-Williams expects to achieve certain synergies in relation to the business combination.  Such synergies have not been directly identified, and thus are not included in the above pro forma adjustments.




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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE SHERWIN-WILLIAMS COMPANY



January 23, 1996                        By:  /s/ L.E. Stellato
                                             -------------------------------
                                             L.E. Stellato
                                             Vice President, General Counsel
                                             and Secretary


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